                                                                    Exhibit 10.8









                          AGREEMENT AND PLAN OF MERGER


                                      among


                               THE RTK GROUP, INC.
                           (a New Jersey corporation),


                              CRI ACQUISITION CORP.
                            (a Delaware corporation)


                      COMMUNICATION RESOURCES INCORPORATED
                            (a Delaware corporation)

                                       and

                                  CREST/CRI LLC
                     (a Delaware limited liability company)




                                  July 23, 1999

                                TABLE OF CONTENTS


                                                                                                  Page
                                                                                                  ----

Article I THE MERGER................................................................................1

Section 1.1.  The Merger............................................................................1
Section 1.2.  The Closing...........................................................................2
Section 1.3.  Certificate of Merger.................................................................2
Section 1.4.  Certificate of Incorporation..........................................................2
Section 1.5.  Bylaws................................................................................2
Section 1.6.  Directors and Officers................................................................2
Section 1.7.  CRI Common Stock......................................................................2
Section 1.8.  Exchange of Certificates Representing CRI Common Stock................................3
Section 1.9.  Treatment of Options..................................................................4
Section 1.10. Merger Sub Capital Stock..............................................................5

Article II REPRESENTATIONS AND WARRANTIES OF CRI....................................................5

Section 2.1.  Organization, Standing and Qualification of CRI; Corporate Authority..................5
Section 2.2.  Actions Pending.......................................................................5
Section 2.3.  No Defaults...........................................................................5
Section 2.4.  Title, Liens..........................................................................6
Section 2.5.  Leases................................................................................6
Section 2.6.  Burdensome and Conflicting Agreements and Charter Provisions..........................6
Section 2.7.  Intellectual Property.................................................................6
Section 2.8.  Financial Statements..................................................................7
Section 2.9.  Disclosure............................................................................7
Section 2.10. Environmental.........................................................................7
Section 2.11. Employees.............................................................................8
Section 2.12. Insurance.............................................................................8
Section 2.13. Business Relations....................................................................9
Section 2.14. ERISA.................................................................................9
Section 2.15. Capitalization........................................................................9

Article III REPRESENTATIONS AND WARRANTIES OF RTK AND MERGER SUB....................................9

Section 3.1.  Organization of RTK and its Subsidiaries..............................................9
Section 3.2.  Due Authorization....................................................................10
Section 3.3.  RTK Common Stock.....................................................................10
Section 3.4.  Ownership of Merger Sub; No Prior Activities.........................................10
Section 3.5.  No Conflict..........................................................................10
Section 3.6.  Title to and Condition of Assets.....................................................11




Section 3.7.  Environmental Matters................................................................11
Section 3.8.  Financial Information................................................................12
Section 3.9.  Litigation...........................................................................12
Section 3.10. Intellectual Property................................................................13
Section 3.11. Insurance............................................................................13
Section 3.12. Plans and Agreements Relating to Employees...........................................13

Article IV NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES, INDEMNIFICATION, ETC.............14

Section 4.1.  Survival of Representations and Warranties...........................................14
Section 4.2.  Indemnification......................................................................14
Section 4.3.  Assignment of Rights to Indemnification..............................................16

Article V GENERAL PROVISIONS.......................................................................16

Section 5.1.  Notices..............................................................................16
Section 5.2.  Assignment; Binding Effect...........................................................17
Section 5.3.  Entire Agreement.....................................................................17
Section 5.4.  Amendment............................................................................17
Section 5.5.  Governing Law........................................................................17
Section 5.6.  Counterparts.........................................................................17
Section 5.7.  Headings.............................................................................17
Section 5.8.  Interpretation.......................................................................18
Section 5.9.  Waivers..............................................................................18
Section 5.10. Incorporation of Schedules and Exhibits..............................................18
Section 5.11. Severability.........................................................................18
Section 5.12. Definitions..........................................................................18


Exhibit A                  Certificate of Merger
Schedule 2.1               Qualification to do Business
Schedule 2.4               Title, Liens
Schedule 2.7               Intellectual Property
Schedule 2.8               Financial Statements
Schedule 2.10              Environmental
Schedule 2.11              Employees
Schedule 2.12              Insurance
Schedule 2.13              Business Relations

Pursuant to Regulation S-K, Item 601(b)(2), a copy of any omitted schedule will be furnished to the Commission upon request.

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of July 23, 1999, by and among The RTK Group, Inc., a New Jersey corporation ("RTK"), CRI Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of RTK ("Merger Sub"), Communication Resources Incorporated, a Delaware corporation ("CRI") and Crest/CRI LLC, a Delaware limited liability company ("Crest").

                                    RECITALS

         A. The Boards of Directors of RTK and CRI each have determined that a business combination between RTK and CRI is in the best interests of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have agreed to effect the merger provided for herein.

         B. The stockholders of CRI have unanimously approved and adopted this Agreement in accordance with the Delaware General Corporation Law (the "DGCL") and the Certificate of Designation of CRI.

         C. For federal income tax purposes, it is intended that the merger provided for herein shall qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and for financial accounting purposes shall be accounted for as a purchase.

         D. Merger Sub is a wholly-owned subsidiary of RTK and has been formed solely to facilitate the Merger (as defined herein) and has conducted and will conduct no business or activity other than in connection with the Merger.

         E. Crest is a stockholder in CRI and is a party to this Agreement only for purposes of assigning certain of its rights to RTK as set forth in Section
4.3 hereof.

         F. RTK, Merger Sub and CRI desire to make certain representations, warranties and agreements in connection with the merger.

         NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

         Section 1.1. THE MERGER. At the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into CRI in accordance with this Agreement, and the separate corporate existence of Merger Sub shall thereupon cease (the "Merger"). CRI shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effects specified in the DGCL.

         Section 1.2. THE CLOSING. The closing of the Merger (the "Closing") shall take place on the same date and time as the execution of this Agreement or at such other time and date as RTK and CRI may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

         Section 1.3. CERTIFICATE OF MERGER. The parties hereto shall cause a Certificate of Merger meeting the requirements of Section 251 of the DGCL to be properly executed and filed in accordance with such Section on the Closing Date. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time"). The Certificate of Merger is attached hereto as EXHIBIT A.

         Section 1.4. CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Merger Sub shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with applicable law, provided that the name of the Surviving Corporation shall be "Communication Resources Incorporated." Such Certificate is attached to the Certificate of Merger as Exhibit 1.

         Section 1.5. BYLAWS. The Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

         Section 1.6. DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law. The officers of CRI immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law.

         Section 1.7. CRI COMMON STOCK. (a) At the Effective Time, each share of common stock of CRI, par value $.01 per share (the "CRI Common Stock"), issued and outstanding immediately prior to the Effective Time (other than shares of CRI Common Stock to be cancelled pursuant to Section 1.7(c)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive the Merger Consideration. The Merger Consideration is equal to one (1) share of common stock of RTK, without par value (the "RTK Common Stock").

                  (b) As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time all shares of the CRI Common Stock shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of shares of CRI Common Stock (other than shares of CRI Common Stock to be cancelled pursuant to Section

1.7(c)) shall thereafter cease to have any rights with respect to such shares of CRI Common Stock, except the right to receive, without interest, the RTK Common Stock upon the surrender of a certificate or form of unexercised option grant (each, a "Certificate") representing such shares of CRI Common Stock.

                  (c) Each share of CRI Common Stock issued and held in CRI's treasury at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor.

                  (d) All shares of Series A Convertible Preferred Stock of CRI have been converted to shares of Common Stock prior to the Merger.

         Section 1.8. EXCHANGE OF CERTIFICATES REPRESENTING CRI COMMON STOCK.
(a) As of the Effective Time, RTK shall, for the benefit of the holders of shares of CRI Common Stock (other than shares of CRI Common Stock to be cancelled pursuant to Section 1.7(c)), for exchange in accordance with this
Article I, cause certificates representing the shares of RTK Common Stock to be issued pursuant to Section 1.7 and paid pursuant to this Section 1.8 in exchange for outstanding shares of CRI Common Stock.

                  (b) Prior to the Effective Time, RTK shall provide to each holder of record of shares of CRI Common Stock (other than shares of CRI Common Stock to be cancelled pursuant to Section 1.7(c)) (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to such shares of CRI Common Stock shall pass, only upon delivery of the Certificates representing such shares to RTK and which shall be in such form and have such other provisions as RTK may reasonably specify and (ii) instructions for use in effecting the surrender of such Certificates in exchange for certificates representing shares of RTK Common Stock. Upon surrender of a Certificate for cancellation to RTK together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of the shares represented by such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of RTK Common Stock which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article I, after giving effect to any required withholding tax, and the shares represented by the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of CRI Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of RTK Common Stock may be issued to such a transferee if the Certificate representing such CRI Common Stock is presented to RTK, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

                  (c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared after the Effective Time on RTK Common Stock shall be paid with respect to any shares of CRI Common Stock represented by a Certificate until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of RTK Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the

Effective Time theretofore payable with respect to such whole shares of RTK Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of RTK Common Stock, less the amount of any withholding taxes which may be required thereon.

                  (d) At or after the Effective Time, there shall be no transfers on the stock transfer books of CRI of the shares of CRI Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for certificates for shares of RTK Common Stock deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article I.

                  (e) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the execution by such person of an agreement to indemnify the Surviving Corporation against any claim that may be made against it with respect to such Certificate or such other bond, security or indemnity as RTK may reasonably request, RTK will issue in exchange for such lost, stolen or destroyed Certificate the shares of RTK Common Stock, and unpaid dividends and distributions on shares of RTK Common Stock as provided in Section 1.8(c), deliverable in respect thereof pursuant to this Agreement.

         Section 1.9. TREATMENT OF OPTIONS. At the Effective Time, RTK shall assume CRI's rights and obligations under each of the outstanding stock options previously granted by CRI to certain of its employees, directors and consultants that are outstanding immediately prior to the Effective Time (each such stock option existing immediately prior to the Effective Time is referred to herein as an "Existing Option" and each such assumed stock option existing immediately after the Effective Time is referred to herein as an "Assumed Option"). Under each Assumed Option, the optionee shall have the right to receive from RTK, in accordance with the terms and subject to the conditions of the Existing Option, the Merger Consideration that such optionee would have been entitled to receive had the optionee exercised his or her Existing Option immediately prior to the Effective Time, but only in accordance with the terms and conditions of the Existing Option (including payment of the aggregate exercise price thereof). Except as provided in this Section 1.9, the Assumed Option shall not give the optionee any additional benefits that the holder thereof did not have under the Existing Option; provided, however, that the terms of such Existing Options shall govern the vesting thereof, including, if applicable, any vesting of Existing Options as a result of the Merger. Each Assumed Option shall constitute a continuation of the Existing Option, substituting RTK for CRI and, in the case of employees, employment by RTK or a subsidiary of RTK for employment by an CRI or a subsidiary of CRI. Notwithstanding the foregoing, the terms of any Assumed Option shall be such that the substitution of the Assumed Option for the Existing Option would not constitute a modification of the Existing Option within the meaning of Section 424(h)(3) of the Code and the Regulations promulgated thereunder.

         Section 1.10. MERGER SUB CAPITAL STOCK. Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted, by virtue of the Merger, into one share of common stock of the Surviving Corporation.

                                   ARTICLE II

                      REPRESENTATIONS AND WARRANTIES OF CRI


         CRI hereby represents and warrants to RTK and Merger Sub as follows:

         Section 2.1. ORGANIZATION, STANDING AND QUALIFICATION OF CRI; CORPORATE AUTHORITY. CRI is a corporation duly organized and existing in good standing under the laws of Delaware, and has the corporate power to own its property and to carry on its business as now being conducted, is duly qualified and in good standing as a foreign corporation to do business in every jurisdiction where the character of the properties owned or leased by it or the nature of any business transacted by it makes such qualification necessary except where such nonqualification or lack of good standing would not have a Material Adverse Change on the business of CRI or as described on SCHEDULE 2.1. On the date hereof CRI has only those subsidiaries listed on Schedule 2.1 (the "Subsidiaries"). CRI has delivered to the Company true, complete and correct copies of the Certificate of Incorporation and its Bylaws, as amended and in full force and effect on the date hereof.

         Section 2.2. ACTIONS PENDING. There is no action, suit, investigation or proceeding pending or, to the knowledge of CRI, threatened against CRI or any of its Subsidiaries before any court, arbitrator or administrative or governmental body that (i) seeks to enjoin or otherwise prevent the transfer of the shares of CRI Common Stock contemplated hereby or (ii) materially and adversely affects, or as to which there is a reasonable possibility of an adverse decision that would materially and adversely affect, either individually or collectively, the business or condition of CRI and its Subsidiaries taken as a whole. Neither CRI nor any Subsidiary is in violation of any judgment, order, writ, injunction, decree, rule or regulation of any court or governmental department, commission, board, bureau, agency or instrumentality, the violation of which reasonably could be expected to, either individually or collectively, have a Material Adverse Change on the business, property, assets or financial position of CRI and its Subsidiaries taken as a whole.

         Section 2.3. NO DEFAULTS. Neither CRI nor any of its Subsidiaries is in violation of, or in default under, nor has there been any waiver (other than the waiver of Nationsbank N.A. dated May 5, 1998) given with respect to, any term or provision of any charter, bylaw, partnership agreement, mortgage, indenture, agreement, instrument, statute, rule, regulation, judgment, decree, order, writ, or injunction applicable to it, such that such violations and defaults in the aggregate could reasonably be expected to result in any Material Adverse Change in the business, assets, condition (financial or otherwise) or results of operations of CRI and its

Subsidiaries taken as a whole, or materially adversely affect the ability of CRI to perform in any material respect its obligations under this Agreement.

         Section 2.4. TITLE, LIENS. Except as set forth on SCHEDULE 2.4 hereto, CRI has, and each of its Subsidiaries has, good and marketable title, free and clear of all Liens, to its respective properties and assets. For purposes of this Section 2.4, "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a person or business entity other than the owner of the property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting real property, except any such usual or normal reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases or other title exceptions or encumbrances affecting real property, including encumbrances for taxes not yet due and payable, that are not materially disruptive to the use of such property in the ordinary course of business. For the purposes of this Agreement, CRI or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other person or business entity for security purposes.

         Section 2.5. LEASES. CRI and each of its subsidiaries enjoys peaceful and undisturbed possession of all leases material to CRI or any of its subsidiaries and necessary for the operation of its respective properties and assets, none of which contains any non-market, unusually burdensome provisions which materially or adversely affects or impairs the operation of such properties or assets. All such leases are valid and subsisting and are in full force and effect.

         Section 2.6. BURDENSOME AND CONFLICTING AGREEMENTS AND CHARTER PROVISIONS. Neither the execution nor delivery of this Agreement by CRI, nor fulfillment of nor compliance with the terms and provisions of this Agreement, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of CRI or any of its subsidiaries pursuant to, or require any consent, approval or other action by any court or administrative or governmental body or any other person or business entity pursuant to the Certificate of Incorporation of CRI or any of its subsidiaries, any award of any arbitrator or any material agreement, instrument, order, judgment, decree, statute, law, rule or regulation to which CRI or any of its subsidiaries is subject except as have been or will be obtained.

         Section 2.7. INTELLECTUAL PROPERTY. (a) CRI exclusively owns or possesses the requisite licenses or rights (on reasonable commercial terms) to use all trades secrets, trademarks, service marks, service names, trade names, copyrights and other intellectual property rights necessary to enable it to conduct its business as now operated and, except as set forth in SCHEDULE 2.7 hereof, to the best of CRI's knowledge, as presently contemplated to be operated in the future (collectively, the "Company IP"), and Schedule 2.7 sets forth a full and complete list of all such rights; there is no claim or action by any person pertaining to, or proceeding pending, or to CRI's knowledge threatened, which challenges the right of CRI or of any of its subsidiaries with respect to any Company IP; to CRI's knowledge, CRI or its subsidiaries' current and intended products and services do not infringe on any licenses, trademarks, service marks, service names, trade names, copyrights or other rights held by any person or business entity; and CRI is unaware of any facts or circumstances which might give rise to any of the foregoing.

                  (b) Except as set forth in SCHEDULE 2.7, no proceedings or claims in which CRI alleges that any person or business entity is infringing upon, or otherwise violating, any Company IP are pending, and none have been served by, instituted or asserted by CRI, nor are any proceedings threatened alleging any such violation or infringement.

         Section 2.8. FINANCIAL STATEMENTS. The audited consolidated balance sheets of CRI and its subsidiaries dated as of December 31, 1998 and December 31, 1997, the related audited consolidated statements of operations dated December 31, 1998 and December 31, 1997 and the audited consolidated statement of cash flows dated December 31, 1998 and December 31, 1997 (the "Financials"), fairly present the combined financial position, results of operations and cash flows of CRI and its subsidiaries in accordance with generally accepted accounting principles applied on a consistent basis as of the dates and for the periods set forth therein.

         There has been no Material Adverse Change in the condition, financial or other, of CRI and its subsidiaries, on a consolidated basis, since December 31, 1998 except as disclosed on SCHEDULE 2.8.

         Section 2.9. DISCLOSURE. Neither this Agreement nor any other document, certificate or statement prepared by or on behalf of CRI by its authorized representatives or agents and furnished to or made available to RTK in writing by or on behalf of the CRI by its authorized representatives or agents in connection herewith, together with publicly available information, considered together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in the light of the circumstances under which made, not misleading.

         Section 2.10. ENVIRONMENTAL. (a) Except as set forth on SCHEDULE 2.10, CRI and its subsidiaries comply, and CRI, its subsidiaries and their respective predecessors at all times during their existence have complied, with all applicable Environmental Laws (as defined below).

                  (b) There is not now pending or, to the knowledge of CRI, threatened, any action, claim, proceeding or investigation, nor has CRI, any subsidiary, or any of their respective predecessors received any notice, claim, demand letter or request for information at any time, alleging that CRI, any subsidiary, or any of their respective predecessors may be in violation of, or liable under, any Environmental Law, nor does there exist any basis for any such action, claim, proceeding or investigation.

                  (c) There are no Hazardous Substances (as defined below) located on any of the properties currently or formerly owned or operated by CRI, its subsidiaries or any of their respective predecessors (including soil, groundwater and surface features and buildings and structures thereon) (the "Properties"), and none of the Properties contain, or has contained, any underground improvements, including, but not limited to, treatment or storage tanks, sumps, water, gas or oil wells, or associated piping.

                  (d) CRI and each of its subsidiaries does not have any contingent liability in connection with a Release (as defined below) or threatened Release of any Hazardous Substance at any location.

                  (e) To the knowledge of CRI, there are no present or past Environmental Conditions (as defined below) in any way related to CRI, its subsidiaries, or any of their respective predecessors which have, or may have, individually or in the aggregate, a Material Adverse Change with respect to any Property or the business or condition of CRI or the its subsidiaries, taken as a whole.

                  (f) As used herein, "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, judgment, opinion, common law or binding equitable principle or agency requirement relating to pollution, contamination, wastes, hazardous material or the protection of the environment, human health or safety.

                  (g) As used herein, "Hazardous Substance" means any substance that is listed, classified under or regulated by any governmental authority pursuant to any Environmental Law, including, without limitation, any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive material or radon.

                  (h) As used herein, "Release" means any release, spill, emission, leaking, pumping, injection, deposit, discharge, dispersal, leaching or migrating into the indoor or outdoor environment of any Hazardous Substance.

                  (i) As used herein, "Environmental Condition" means the Release or threatened Release of any Hazardous Substance upon, under, in or about any of the Properties, or any other circumstance involving any Property or CRI, any of its subsidiaries, or any of their respective predecessors that could be expected to result in any claim, liability, costs or losses, or any restriction on the ownership, use or transfer of any Property pursuant to any Environmental Law.

         Section 2.11. EMPLOYEES. No employee of CRI is subject to the terms and conditions of a collective bargaining agreement. There are no union contracts relating to any employees of CRI to be offered employment by CRI. There are no material controversies pending, or to the knowledge of CRI, threatened with respect to any employees of CRI. Except as set forth in SCHEDULE 2.11, there are no employment contracts between CRI and any employee engaged in the Business.

         Section 2.12. INSURANCE. SCHEDULE 2.12 sets forth a list (specifying the insurer and the policy number or covering note number with respect to binders, describing each pending claim thereunder of more than $10,000) of all the insurance policies presently in effect for CRI with the effective date and the coverage amounts indicated thereon. Such policies and binders are valid and enforceable in accordance with their terms and are in full force and effect, and insure against risks and liabilities to an extent and in a manner customary in the industries in which CRI operates.

         Section 2.13. BUSINESS RELATIONS. Except as set forth on SCHEDULE 2.13, to the knowledge of CRI, there exists no actual termination or cancellation of, or threatened termination or cancellation that is reasonably likely to result in an actual termination or cancellation of, or any adverse modification or change in, the business relationship of CRI with any customer or any group of customers whose purchases are individually or in the aggregate material to the business of CRI.

         Section 2.14. ERISA. Neither CRI nor any of its subsidiaries nor any ERISA Affiliate maintains, contributes or has any liability (contingent or otherwise) with respect to a plan (including a Multiemployer Plan) subject to Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended. All employee benefit plans and arrangements (regardless of whether such plans or arrangements are covered by ERISA) maintained by or contributed to by CRI, any of its subsidiaries or any ERISA Affiliate are in compliance with all applicable law, including any reporting requirements. Neither CRI nor any of its subsidiaries has any liability (contingent or otherwise) with respect to retiree medical or death benefits. Neither CRI nor any of its subsidiaries nor any other person, including any fiduciary, has engaged in any transaction prohibited by
Section 4975 of the Internal Revenue Code of 1986, as amended, or Section 406 of ERISA which could subject CRI, any of its subsidiaries or any entity that CRI or any of its subsidiaries has an obligation to indemnify to any tax or penalty imposed under Section 4975 of the Internal Revenue Code of 1986, as amended, or
Section 502 of ERISA. The transactions contemplated by this Agreement will not involve any transaction prohibited by Section 406 of ERISA or in Section 4975 of the Internal Revenue Code of 1986, as amended. The assets of CRI do not constitute "plan assets" for purposes of ERISA.

         Section 2.15. CAPITALIZATION. The total authorized capital stock of CRI consists of (a) 25,000,000 shares of CRI Common Stock and (b) 21,910,000 shares of CRI Preferred Stock. On the date hereof there are 20,908,587 issued and outstanding shares of CRI Common Stock and no issued and outstanding shares of CRI Preferred Stock.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                               RTK AND MERGER SUB

         RTK and Merger Sub hereby jointly and severally represent and warrant to CRI that except as set forth on the disclosure schedule with respect to RTK attached hereto (the "Disclosure Schedule"):

         Section 3.1. ORGANIZATION OF RTK AND ITS SUBSIDIARIES. Each of RTK and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority and all licenses, permits and authorizations necessary to conduct its business and to own, lease and operate the properties and assets used in connection therewith. Each of RTK and its subsidiaries is in good standing as a foreign corporation and licensed or qualified to transact business in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of properties and assets requires it to be so licensed or qualified, except where the failure to be so licensed or qualified would not cause a Material Adverse Change. Neither the Company nor any of its subsidiaries is in default under or in violation of any provision of its certificate of incorporation or by-laws.

         Section 3.2. DUE AUTHORIZATION. RTK has full right, power and authority to enter into this Agreement and the other documents required to be delivered by it hereunder, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other documents required to be delivered hereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of RTK.

         Each of this Agreement and the other documents required to be delivered hereunder has been duly executed and delivered by RTK. This Agreement is, upon execution and delivery thereof by RTK, a legal, valid and binding obligation of RTK, enforceable against it in accordance with its terms (except as enforceability may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

         Section 3.3. RTK COMMON STOCK. The issuance and delivery by RTK of shares of RTK Common Stock in connection with the Merger and this Agreement have been duly and validly authorized by all necessary corporate action on the part of RTK. The shares of RTK Common Stock to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

         Section 3.4. OWNERSHIP OF MERGER SUB; NO PRIOR ACTIVITIES. Merger Sub is a wholly owned subsidiary of RTK created solely for the purpose of effecting the Merger. As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any material obligations or liabilities or engaged in any material business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

         Section 3.5. NO CONFLICT. Neither the execution and delivery of this Agreement or any of the other documents contemplated hereby nor the consummation of the transactions contemplated hereby or thereby by RTK will (a) conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under, (i) the certificate of incorporation or by-laws of RTK or any of its subsidiaries, (ii) any law, statute, regulation, order, judgment or decree or (iii) any instrument, contract or other agreement to which RTK or any of the its subsidiaries is a party or by which it or any of its subsidiaries (or any of their respective properties or assets) is subject or bound; (b) result in the creation of, or give any party the right to create, any lien, charge, option, security interest or other encumbrance upon the assets or properties of RTK or any of its subsidiaries; (c) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any instrument, contract or other agreement to which RTK or any of its subsidiaries is a party or by which RTK or any of its subsidiaries (or any of their respective properties or assets) is subject or bound or require RTK or any of its subsidiaries to prepay any amount thereunder; or (d) require RTK or any of its subsidiaries to obtain any authorization, consent, approval or waiver from, to give any notification to, or to make any filing with, any governmental body or authority or to obtain the approval or consent of any other Person except as obtained or will be obtained.

         Section 3.6. TITLE TO AND CONDITION OF ASSETS

                  (a) RTK and each of its subsidiaries has good and marketable title to, or valid and subsisting leasehold interests in or valid licenses to use, all of its respective assets, free and clear of any liens, charges, options, security interests or other encumbrances of any nature, options to purchase or lease, easements, restrictions, covenants, conditions, or imperfections of title, except the lien of current personal property taxes not yet due and payable. All of such assets are adequate for the purposes for which such assets are currently used or held for use and are in reasonably good repair and operating condition (subject to normal wear and tear).

                  (b) RTK has a valid and subsisting leasehold interest in all leases material to RTK ("Leased Real Property"), free and clear of all liens, leases, encumbrances, claims under bailment and storage agreements, options, equities, conditional sales contracts, title retention agreements, encroachments, conditions, limitations, security interests, charges and restrictions (collectively, "Liens"), except for Liens, if any, for real property taxes not yet due and payable, and all restrictive covenants, easements and rights, including, but not limited to, easements for power lines, water lines, communication lines, sewer, roadways and other means of ingress and egress, to which the Leased Real Property may be subject or which are necessary to conduct the business conducted on such Leased Real Property. RTK and each of its subsidiaries enjoys peaceful and undisturbed possession under all such leases and all such leases are valid and enforceable in accordance with their respective terms.

         Section 3.7. ENVIRONMENTAL MATTERS.

                  (a) (i) All permits required under Environmental Laws (as defined in Section 2.10(f)) that are necessary for the operations of the business conducted by RTK and its subsidiaries relating to the installation and maintenance of cabling systems (including fiber) for the transmission of video, voice and data (the "Business") and the Leased Real Property ("Environmental Permits") have been obtained and are in full force and effect, and RTK is unaware of any basis for revocation or suspension of any such Environmental Permits; (ii) no Environmental Laws impose any obligation upon RTK or its Affiliates, as a result of any transaction contemplated hereby, to provide any prior notification to any governmental entity of the transactions contemplated hereby; and (iii) the Business has at all times been operated in full compliance with all such Environmental Permits and within the production levels or emission levels specified in such Environmental Permits.

                  (b) RTK and its subsidiaries have at all times complied with all applicable Environmental Laws.

                  (c) There are no existing, pending or, to the actual knowledge of Roy D. Tartaglia, Richard A. Thomas, Domenick Nardone, James MacGeorge and Dena Borch ("Knowledge"), threatened actions, suits, claims, investigations, inquiries or proceedings by or before any Governmental Body directed against RTK or any of its subsidiaries, and none of RTK or any of its subsidiaries is subject to any orders, judgments, decrees or settlements, and none of RTK or any of its subsidiaries has received or is otherwise aware of any notices, claims or other communications alleging any potential liability of RTK or any of its subsidiaries, which pertain or relate to Environmental Laws.

                  (d) There has been no Release of any Hazardous Substance (each as defined in Section 2.10) by RTK or RTK's subsidiaries or, to the Knowledge of RTK, any other Person, on, to, from or underlying the Leased Real Property.

                  (e) No asbestos-containing materials or polychlorinated biphenyls are present in, on or to the Knowledge of RTK, underlying the Leased Real Property.

                  (f) Neither RTK nor any of its subsidiaries have owned or operated, nor to the Knowledge of RTK has any other Person owned or operated, any underground storage tanks, sumps or septic fields, active or abandoned, at any of the Leased Real Property.

         Section 3.8. FINANCIAL INFORMATION.

         The Financial Statements (as defined in the Stock Purchase Agreement dated as of June 14, 1999 among RTK and the other parties thereto (the "Stock Purchase Agreement")) are in accordance with the books and records of RTK and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby. The balance sheets included in the Financial Statements present fairly as of their respective dates the consolidated financial condition of RTK and its subsidiaries (subject, in the case of the Unaudited Financial Statements (as defined in the Stock Purchase Agreement), to year end adjustments that may be required upon audit, which adjustments will not have a material adverse effect on such financial statements).

         Section 3.9. LITIGATION. Neither RTK, any Affiliate or subsidiary of RTK, nor any of their respective directors, officers, employees or agents (in their capacity as such) is a party to any pending or, to RTK's Knowledge, threatened, claim, action, suit, proceeding or investigation, at law or in equity or otherwise in, before or by any court or governmental board, commission, agency, department or office, or private arbitration tribunal, including, without limitation, any claim, action, suit, proceeding or investigation (a) arising in connection with the conduct of business by RTK and its subsidiaries or (b) to restrain, prohibit or invalidate, or to obtain damages or other relief from RTK or any of its Affiliates or subsidiaries, or any of their respective directors or officers, or equitable or other relief in respect of this Agreement or the transactions contemplated hereby. Neither RTK nor any of RTK's subsidiaries is a party or is subject to any order, ruling, judgment, decree or stipulation which affects the Business or which would prevent the transactions contemplated by this Agreement.

         Section 3.10. INTELLECTUAL PROPERTY. The Disclosure Schedule contains a true and complete list of all patents, trademarks and service marks (either registered, common law or registration applied for), trade names, registered copyrights and third party licenses, except "shrinkwrap" software licenses, which are owned, used, registered in the name of or licensed by RTK or any of its subsidiaries, or in which RTK or any of its subsidiaries otherwise has an interest, together with a brief statement as to any filing, registration or issuance thereof, as to any licenses, sublicenses, covenants or agreements entered into or granted by or to RTK or any of its subsidiaries with respect thereto and as to any pending or, to the Knowledge of RTK, threatened disputes or adverse claims with respect thereto. RTK or one of its subsidiaries is the exclusive owner of all items listed on such Disclosure Schedule. RTK and its subsidiaries own or are licensed or otherwise have the right to use (without the payment by RTK or any subsidiary of any royalty, and otherwise on commercially reasonable terms) all the Intellectual Property necessary to carry on the Business as currently conducted. All licenses, if any, of RTK and its subsidiaries to use Intellectual Property necessary to carry on the Business as currently conducted are in full force and effect and neither RTK or any of its subsidiaries nor, to the best of RTK's Knowledge, any of the other parties to such licenses is in breach of any provision of, or in default under any of the terms of, such licenses. RTK and its subsidiaries have not granted any Person any license or other right to use any of the Intellectual Property necessary to carry on the Business as currently conducted, whether requiring the payment of royalties or not. There is no pending or, to the best of RTK's Knowledge, threatened claim or litigation against RTK or any of its subsidiaries contesting its right to use Intellectual Property, asserting the misappropriation or misuse of any Intellectual Property or asserting that RTK or any of its subsidiaries has violated or infringed the Intellectual Property of another party.

         Section 3.11. INSURANCE. The Disclosure Schedule sets forth all insurance agreements and policies maintained by RTK and its subsidiaries or under which RTK or one of its subsidiaries is listed as a beneficiary or additional insured (including any self-insurance arrangements) and the type and amounts of coverage thereunder, which coverage reflects all insurance which is required by law to be maintained by it and its subsidiaries. RTK and its subsidiaries maintain the type and amount of insurance which is adequate to protect them and their financial condition against the risks involved in the conduct of the Business.

         Section 3.12. PLANS AND AGREEMENTS RELATING TO EMPLOYEES.

                  (a) The Disclosure Schedule lists each of the following plans, contracts, policies and arrangements which is or, within six years prior to the Closing Date, was sponsored, maintained or contributed to by, or otherwise binding upon RTK or any of its subsidiaries or, in the case of an "employee pension plan" (as defined in Section 3(2) of ERISA), an ERISA Affiliate for the benefit of any current or former employee, director or other personnel (including any such plan, contract, policy or arrangement approved or adopted before, but effective on or after, the date of this Agreement): (i) any "employee benefit plan," as such term is defined in Section 3(3) of ERISA, whether or not subject to the provisions of ERISA, (ii) any personnel policy, and (iii) any other employment, consulting, collective bargaining, stock option, stock bonus, stock purchase, phantom stock, incentive, bonus, deferred compensation, retirement, severance, vacation, dependent care, employee assistance, fringe benefit, medical, dental, sick leave, death benefit, golden parachute or other compensatory plan, contract, policy or arrangement which is not an employee benefit plan as defined in Section 3(3) of ERISA (each such plan, contract, policy and arrangement described in (i), (ii) or (iii) above being herein referred to as an "Employee Plan").

                  (b) The Disclosure Schedule sets forth by number and employment classification the approximate numbers of employees, independent contractors and consultants of RTK and its subsidiaries as of the date of this Agreement, including employees under any collective bargaining or labor contracts to which RTK or any of its subsidiaries is a party and which is applicable to persons employed by RTK or any of its subsidiaries, and, except as set forth therein, none of said individuals are subject to union or collective bargaining agreements.

                                   ARTICLE IV

                     NATURE AND SURVIVAL OF REPRESENTATIONS
                      AND WARRANTIES, INDEMNIFICATION, ETC.

         Section 4.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All agreements of the parties made in this Agreement or provided herein shall survive the Closing Date to the extent expressly provided herein. All representations and warranties of the parties made in this Agreement or as provided herein shall be made as of the date hereof and shall survive the Effective Time for a period ending one year from the Closing Date (the "Survival Period").

         Section 4.2. INDEMNIFICATION. (a) CRI hereby agrees to defend, indemnify and hold RTK and its subsidiaries and their officers, directors and employees (collectively, the "RTK Indemnitees") harmless from and against any and all claims, liabilities, losses, damages, deficiencies, penalties, fines, costs or expenses (including, without limitation, the fees and expenses of investigation and counsel) (collectively, "Losses"), arising out of or resulting from (i) any breach of the representations and warranties contained in Article II; (ii) any breach in any material respect by CRI of any agreement of CRI contained in or arising out of this Agreement or (iii) any and all actions, suits, proceedings, claims, demands, assessments and judgments incidental to the foregoing to the enforcement of such indemnification.

                  (b) Notwithstanding the foregoing or any other provision of this Agreement, CRI will only be liable to the RTK Indemnitees for Losses to the extent that CRI receives payment pursuant to a breach of the Contribution Agreement dated as of May 7, 1998 between CRI and the parties whose names appear on Schedule 1 attached thereto (the "Contribution Agreement"), or Amendment No. 1 to the Agreement of Limited Partnership of Communications Resources Inc. L.P. dated as of May 6, 1998 ("Amendment No. 1").

                  (c) RTK hereby agrees to defend, indemnify and hold the shareholders of CRI and their subsidiaries and their officers, directors and employees (collectively, the "CRI Indemnitees") harmless from and against any and all claims, liabilities, losses, damages, deficiencies, penalties, fines, costs or expenses (including, without limitation, the fees and expenses of investigation and counsel) (collectively, "Losses"), arising out of or resulting from (i) any breach of the representations and warranties contained in Article III; (ii) any breach in any material respect by RTK of any agreement of RTK contained in or arising out of this Agreement or (iii) any and all actions, suits, proceedings, claims, demands, assessments and judgments incidental to the foregoing to the enforcement of such indemnification.

                  (d) Promptly after the receipt by the RTK Indemnitees or CRI Indemnities, as the case may be, of a notice of any claim, action, suit or proceeding of any third party which is subject to indemnification hereunder, such party or parties (the "Indemnified Party") shall give written notice of such claim (a "Notice of Claim") to the party or parties obligated to provide indemnification hereunder (collectively, the "Indemnifying Party"), stating the nature and basis of such claim and the amount thereof, to the extent known. The failure of the Indemnified Party to so notify the Indemnifying Party shall not impair the Indemnified Party's ability to seek indemnification from the Indemnifying Party, except to the extent that the Indemnifying Party is materially prejudiced. The Indemnifying Party shall be entitled to participate in the defense or settlement of such matter and the parties agree to cooperate in any such defense or settlement and to give each other full access to all information relevant thereto. The Indemnifying Party shall not be obligated to indemnify an Indemnified Party hereunder for any settlement entered into without the Indemnifying Party's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. If any Notice of Claim relates to a claim by a person or persons other than any federal, state, local or foreign Tax authority, and the amount of such claim is acknowledged by the Indemnifying Party to be fully covered by the foregoing indemnity, as limited herein, the Indemnifying Party may elect to defend against such claim at its own expense, in lieu of the Indemnified Party assuming such defense; PROVIDED, that the Indemnified Party shall be entitled to participate in or monitor such defense at its own expense and the Indemnifying Party will fully cooperate with the Indemnified Party and its counsel with respect thereto. If the Indemnifying Party elects to assume such defense, the Indemnifying Party shall retain counsel reasonably satisfactory to the Indemnified Party. No compromise or settlement of such claim may be effected by the Indemnifying Party without the consent of the Indemnified Party (which shall not be unreasonably withheld) unless (i) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such Indemnified Party and (ii) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party.

                  (e) Notwithstanding any provision in this Article IV to the contrary, any claim for indemnification in respect of which notice is given in accordance with the provisions of Section 4.2(d) hereof prior to the expiration of the Survival Period shall survive with respect to such claim until final resolution thereof.

                  (f) The rights of the parties to indemnification relating to this Agreement or the transactions contemplated hereby shall be strictly limited to those contained in this Article IV, and such indemnification rights shall be the exclusive remedies of the parties subsequent to the Closing Date with respect to any matter in any way relating to this Agreement or arising in connection herewith. To the maximum extent permitted by law, the RTK Indemnitees, the CRI Indemnities and CRI hereby waive any and all other rights and remedies against CRI, the CRI

Indemnities or the RTK Indemnitees, respectively, with respect to any matters related to this Agreement or the transactions contemplated hereby, whether under any laws, at common law or otherwise. Except as provided in, and in accordance with, this Article IV, no claim, action or remedy shall be brought, maintained or pursued by the RTK Indemnitees, the CRI Indemnitees or CRI, or their successors or permitted assigns, against CRI, the CRI Indemnities or the RTK Indemnitees, respectively, and no recourse shall be sought or granted against any of them, by virtue of or based upon any alleged misstatement or omission regarding any inaccuracy in or breach of any of the representations or warranties of CRI, RTK or Merger Sub set forth or contained in this Agreement.

         Section 4.3. ASSIGNMENT OF RIGHTS TO INDEMNIFICATION. In furtherance of the rights granted to the RTK Indemnitees under Section 4.2(b), CRI and Crest hereby assign to the RTK Indemnitees any all rights and privileges possessed by CRI and Crest with respect to a breach of such Contribution Agreement and Amendment No. 1, as if the RTK Indemnitees were parties to said Contribution Agreement and Amendment No. 1 with all rights and privileges in connection with a breach thereunder.

                                   ARTICLE V

                               GENERAL PROVISIONS

         Section 5.1. NOTICES. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:


If to RTK or Merger Sub:                                     If to CRI:
------------------------                                     ----------
Craig Russey                                                 George O'Leary
c/o Communication Resources Incorporated                     Communication Resources Incorporated
1001 West Cypress Creek Road, Suite 207                      1001 West Cypress Creek Road, Suite 207
Ft. Lauderdale, FL  33309                                    Ft. Lauderdale, FL  33309

Facsimile:  (800) 234-5198                                   Facsimile:  (800) 243-5198

With copies to:                                              With copies to:

V. Michael Fitzgerald                                        Richard Breit, Esq.
Matthew O'Connell, Esq.                                      Becker & Poliakoff PA
Crest Communications Partners LP                             3111 Sterling Road
320 Park Avenue, 17th Floor                                  Fort Lauderdale, Florida 33312
New York, New York 10022                                     Facsimile:  (954) 985-4176
Facsimile:  (212) 317-2710

Richard A. Stenberg, Esq.
Dewey Ballantine LLP
1301 Avenue of the Americas
New York, New York  10019
Facsimile:  (212)  259-6333


or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

         Section 5.2. ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of
Article IV nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Section 5.3. ENTIRE AGREEMENT. This Agreement, the Exhibits, the Schedules and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         Section 5.4. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 5.5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

         Section 5.6. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

         Section 5.7. HEADINGS. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

         Section 5.8. INTERPRETATION. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

         Section 5.9. WAIVERS. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         Section 5.10. INCORPORATION OF SCHEDULES AND EXHIBITS. The Schedules and Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         Section 5.11. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         Section 5.12. DEFINITIONS. "Affiliate" or "affiliate" means, with respect to any Person, any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. As used in this definition of "Affiliate," the term "control" and any derivatives thereof mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as it now exists and may hereafter be amended.

         "ERISA Affiliate" means any person, firm or entity (whether or not incorporated) which, by reason of its relationship with RTK, is required to be aggregated with RTK under Sections 414(b), 414(c) or 414(m) of the Code, or which, together with RTK, is a member of a controlled group within the meaning of Section 4001 (a) of ERISA.

         "Governmental Body" means any court or any federal, state, local, municipal, or other government or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

         "Intellectual Property" means all intellectual property rights, including, without limitation, (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith,
(e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes, technologies and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans, strategies and proposals), (f) all computer software (including data and related documentation and all source codes and object codes), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Material Adverse Change" means an occurrence or event which has had or is reasonably likely to have a material adverse effect on the business, operations, assets, liabilities, properties, prospects or condition (financial or otherwise) of RTK and its subsidiaries taken as a whole or CRI and its subsidiaries taken as a whole, as indicated by the context in which used.

         "Person" means an individual, partnership, corporation, joint venture, unincorporated organization, limited liability company, cooperative or other business organization or a governmental entity or agency thereof.

         IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto as of the day and year first written above.


                                          THE RTK GROUP, INC.


                                          By: /s/ Craig A. Russey
                                              ----------------------------------
                                          Name: Craig A. Russey
                                          Title: President


                                          CRI ACQUISITION CORP.


                                          By: /s/ Vincent Michael Fitzgerald
                                              ----------------------------------
                                          Name: Vincent Michael Fitzgerald
                                          Title: President



                                          COMMUNICATION RESOURCES
                                             INCORPORATED


                                          By: /s/ George O'Leary
                                              ----------------------------------
                                          Name: George O'Leary
                                          Title:


                                          Crest/CRI LLC

                                          By: Crest Partners II LLC, its
                                              sole member

                                               By: WAT Capital LLC
                                                   -----------------------------


                                               By: /s/ William W. Sprague
                                                   -----------------------------
                                                   Name: William W. Sprague
                                                   Title: Managing Member

                                                                       Exhibit A



                              CERTIFICATE OF MERGER

                                       OF

                              CRI ACQUISITION CORP.

                                  WITH AND INTO

                      COMMUNICATION RESOURCES INCORPORATED

--------------------------------------------------------------------------------

                        Pursuant to Section 251(c) of the
                General Corporation Law of the State of Delaware

--------------------------------------------------------------------------------


         The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: The name and state of incorporation of each of the constituent corporations (together, the "Constituent Corporations") to the merger are as follows:

         Name:                                      State of Incorporation
         -----                                      ----------------------
         CRI Acquisition Corp.                      Delaware

         Communication Resources Incorporated       Delaware

         SECOND: An Agreement and Plan of Merger (the "Merger Agreement") dated as of July , 1999 by and among The RTK Group, Inc., a New Jersey corporation ("RTK"), CRI Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of RTK ("Merger Sub"), Communication Resources Incorporated, a Delaware corporation (the "Company"), and Crest/CRI LLC, a Delaware limited liability company, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware and, by unanimous written consent of their stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: The name of the surviving corporation of the merger is Communications Resources Incorporated.

         FOURTH: The Certificate of Incorporation of the surviving corporation shall be in a form attached hereto as Exhibit 1.

         FIFTH: The executed Merger Agreement is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is c/o Communication Resources Incorporated, 1001 W. Cypress Creek Road, Suite 207, Ft. Lauderdale, FL 33309.

         SIXTH: A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.

         IN WITNESS WHEREOF, this Certificate of Merger has been executed on this day of July, 1999.



                                     COMMUNICATION RESOURCES
                                      INCORPORATED



                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                                                       Exhibit 1

                          CERTIFICATE OF INCORPORATION
                                       OF
                      COMMUNICATION RESOURCES INCORPORATED

         1. The name of the Corporation is Communication Resources Incorporated (hereinafter referred to as the "Corporation").

         2. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 (County of New Castle). The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business and the purposes to be conducted and promoted by the Corporation are to conduct any lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware ("DGCL").

         4. The total number of shares of stock which the Corporation shall have authority to issue is 100 shares of common stock, $.01 par value per share.

         Shares of the Common Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors. The amount of the authorized Common Stock of the Corporation may be increased or decreased by the affirmative vote of the holders of a majority of the outstanding stock of the Corporation entitled to vote.

         5. Elections of directors need not be by written ballot unless required by the Bylaws of the Corporation.

         6. In furtherance and not in limitation of the powers conferred upon the Board of Directors by law, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time the Bylaws of the Corporation subject to the right of the stockholders entitled to vote with respect thereto to alter, amend and repeal Bylaws made by the Board of Directors.

         7. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of DGCL Section 102, as the same may be amended and supplemented from time to time.

         Any repeal or modification of this Section 7 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         9. The Corporation shall, to the fullest extent permitted by the provisions of DGCL Section 145, as the same may be amended and supplemented from time to time, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.






                                       2